                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Vivendi, we hereby consent to the use of our joint or individual reports (and to all references to our Firms) included in or made as part of this post-effective amendment No. 1 on Form F-1 to the Registration Statement on Form F-4.

                                 Paris, France
                                December 6, 2000

/s/ RSM SALUSTRO REYDEL                             /s/ BARBIER FRINAULT & CIE
RSM Salustro Reydel                                 Barbier Frinault & Cie
                                                    A member firm of Arthur Andersen